Exhibit 10.4
FISHER COMMUNICATIONS, INC.
RESTRICTED STOCK UNIT AWARD NOTICE
AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN
     Fisher Communications, Inc. (the “Company”) hereby grants to Participant a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”) and in the Restricted Stock Unit Award Agreement and the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”), which are incorporated into the Award Notice in their entirety.

Participant:

Grant Date:	___, 200_

Vesting Commencement Date:	___, 200_

Number of Restricted Stock Units:	___

Vesting Schedule:
Additional Terms/Acknowledgement: The undersigned Participant acknowledges receipt of, and understands and agrees to, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan Summary for the Plan. Participant further acknowledges that as of the Grant Date, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

FISHER COMMUNICATIONS, INC.	PARTICIPANT

By:	[Name]

Its:	Taxpayer ID:

Address:

Attachments:
1. Restricted Stock Unit Award Agreement
2. Plan Summary

FISHER COMMUNICATIONS, INC.
AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), Fisher Communications, Inc. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its Amended and Restated 2008 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of the Award are as follows:
1. Vesting
     The Award will vest according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of the Company’s Common Stock will be issuable for each Restricted Stock Unit that vests. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”). As soon as practicable, but in any event within 60 days, after Unvested Units become Vested Units, the Company will settle the Vested Units by issuing to you one share of the Company’s Common Stock for each Vested Unit. The Award will terminate and the Unvested Units will be subject to forfeiture upon your Termination of Service as set forth in Section 2.
2. Termination of Service; Change in Control
     2.1 Termination of Service
     Except as provided in Section 2.2 below, upon your Termination of Service for any reason, any portion of the Award that has not vested as provided in Section 1 will immediately terminate and all Unvested Units shall immediately be forfeited without payment of any further consideration to you.
     2.2 Change in Control
     In the event of a Change in Control, the Award shall be subject to the terms of the Plan.
3. Securities Law Compliance
     3.1 You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.
     3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company’s Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the Securities and Exchange Commission and has not represented to you that it will so maintain registration of the Shares.
     3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.
     3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.
4. Transfer Restrictions
     Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.
5. No Rights as Shareholder
     You shall not have voting or other rights as a shareholder of the Company with respect to the Units.
6. Independent Tax Advice
     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.
7. Book Entry Registration of the Shares
     The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.
8. Withholding
     8.1 You are ultimately responsible for all taxes owned in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including FICA or any other social tax obligation (the “Tax Withholding Obligation”), regardless of any action the Company or any related corporation takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. You must satisfy your Tax Withholding Obligation by tendering a cash payment. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation.
     8.2 Notwithstanding the foregoing, by accepting this Agreement and in order to satisfy your obligations set forth in Section 8.1, you understand and agree that you may be required to enter into a trading plan (which complies with the requirements of Rule -1(c)(1)(i)(B) under the Exchange Act) with a brokerage firm acceptable to the Company for such purpose (the “Agent”), and to authorize the Agent, to:
(a)	sell on the open market at the then prevailing market price(s), on your behalf, on or as soon as practicable after the settlement date for any Vested Unit, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the withholding taxes that you are required to pay pursuant to Section 8.1 upon the settlement of a Vested Unit and all applicable fees and commissions due to, or required to be collected by, the Agent; and

(b)	remit any remaining funds to you.
     8.3 Notwithstanding the foregoing, to the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to you, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.
9. General Provisions
     9.1 Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.

     9.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
     9.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.
     9.4 Agreement Is Entire Contract. This Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.
     9.5 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     9.6 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a related corporation, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.
     9.7 Section 409A Compliance. Payments made pursuant to this Agreement and the Plan are intended to qualify for an exception from or comply with Section 409A of the Code. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Plan Administrator reserves the right, but shall not be required to, unilaterally amend or modify the terms of this Agreement and/or the Plan as it determines necessary or appropriate, in its sole discretion, to avoid the imposition of interest or penalties under Section 409A of the Code; provided, however, that the Company makes no representation that that the Award shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Award.
     9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
     9.9 Governing Law. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.